CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-135338 and 333-266918 on Form S-8 and Registration Statement Nos. 333-254110, 333-277855, and 333-277855-01 on Form S-3 of our report dated June 27, 2025, relating to the financial statements of Air T, Inc., appearing in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 27, 2025